Exhibit 99.1

Recent Renewal Continues to Demonstrate SCWorx Customer Satisfaction

NEW YORK--(BUSINESS WIRE)--SCWorx Corp (NASDAQ: WORX), the leading data management platform in the healthcare industry, announced today the signing of a renewal agreement with a treatment and academic medical center located in the northeast. The renewal is for a 3-year term commitment and the total service value is $648,000 for this healthcare provider. SCWorx is licensing this New York based single standing teaching institution its basic benchmarking analytics subscription platform with a planned upgrade to SCWORX’s full suite of data automation services scheduled for the second quarter in anticipation of implementing SCWORX’s closed loop supply chain solution scheduled for full release in the third quarter of this year.

“Customer satisfaction remains a top priority for SCWorx. We are proud of the successes achieved across all areas of the business which is directly related to our customer loyalty and satisfaction,” said Marc Schessel, Founder and CEO of SCWorx. “As we plan for our next high-growth year, we’re excited to see our sales, marketing, services, and product teams contribute to the growth of the company. We remain laser-focused on delivering the best-in-data management services that our customers rely on every day to assist in their efforts to provide the highest quality healthcare.”

The Company does not expect to incur any significant additional overhead resulting from this contract and anticipates procuring new contracts for its software by numerous other healthcare providers in the foreseeable future.

About SCWorx

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com